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                                                                  EXHIBIT 12.3

               SC International Services, Inc and Subsidiaries and
               Caterair International Corporation and Subsidiaries Computation of Combined Pro Forma Ratio of Earnings to Fixed Charges
     (Unaudited with respect to the six months ended June 30, 1996 and 1997)
                             (Dollars in Thousands)

                                                                                    Twelve
                                                                                    Months
                                     Year Ended                                      Ended
                                    December 31,    Six Months Ended June 30,      June 30,
                                    ------------   --------------------------   -----------
                                            1996          1996           1997          1997
                                    ------------   -----------    -----------   -----------
Fixed charges:
   Interest expense                       59,156           N/A         30,849        59,568
   Implicit interest in rent              28,329           N/A         14,230        27,783
                                    ------------   -----------    -----------   -----------

   Total fixed charges                    87,485           N/A         45,079        87,351
                                    ============   ===========    ===========   ===========

Earnings:
   Earnings before provision for
    income taxes                          13,470       (14,651)         9,191        37,312
   Fixed charges                          87,485           N/A         45,079        87,351
                                    ------------   -----------    -----------   -----------

   Earnings, as defined                  100,955           N/A         54,270       124,663
                                    ============   ===========    ===========   ===========

Ratio of earnings to fixed charges           1.2           N/A            1.2           1.4
                                    ============   ===========    ===========   ===========

Deficiency of earnings                       N/A       (14,651)           N/A           N/A
                                    ============   ===========    ===========   ===========
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